                                                             Exhibit (b)(2)

ORION CAPITAL CORPORATION
--------------------------------------------------------------------------------

                        Discussion Materials Prepared For

                                  ORION CAPITAL
                                  CORPORATION


                                    July 1997


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                                                    DONALDSON, LUFKIN & JENRETTE

INSURANCE INDUSTRY MERGER & ACQUISITION ACTIVITY(1)

                                                                1997
                                         1994    1995    1996   YTD(2)  TOTAL
                                         ----    ----    ----   ------  -----
Total Value of Transactions ($B):
  Property & Casualty ................  $  5.6  $  6.7  $  7.7  $  7.1  $ 27.7
  Life & Health ......................     5.1     7.5    11.1     4.0    27.7
                                        ------  ------  ------  ------  ------
   Total .............................  $ 10.7  $ 14.2  $ 18.8  $ 11.1  $ 55.4
                                        ======  ======  ======  ======  ======
Number of Transactions:
  Property & Casualty ................      18      26      30      11      85
  Life & Health ......................      19      27      20       6      72
                                        ------  ------  ------  ------  ------
   Total .............................      37      53      50      17     157
                                        ======  ======  ======  ======  ======

Average Transaction Size ($M):                                          AVERAGE
                                                                        -------
  Property & Casualty.................  $312.7  $256.9  $258.3  $649.7  $320.0
  Life & Health.......................   267.8   279.4   555.0   767.0   385.7

----------
(1) Represents announced mergers and acquisitions with purchase prices exceeding $25 million. Source: DLJ and Conning & Company.
(2) Through June 30, 1997. Does not reflect certain transactions for which information is only available as of year end. These transactions tend to be smaller than average.


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                                                    DONALDSON, LUFKIN & JENRETTE

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

INSURANCE INDUSTRY TRANSACTION VALUATION DATA(1)

                                                                1997    AVERAGE
                                        1994    1995    1996     YTD   1994-1996
                                        ----    ----    ----     ---   ---------
Purchase Price/Earnings Multiples:
  Property & Casualty ................   15.4x   13.8x   13.4x   15.4x   14.7x
  Life & Health ......................   14.8    12.7    19.4    16.7    16.3
Purchase Price/Book Value Multiples:
  Property & Casualty ................   1.55x   1.42x   2.11x   2.28x   1.78x
  Life & Health ......................   1.83    1.46    1.61    1.33    1.63
Premium Paid(2):
  Property & Casualty ................   33.3%   45.7%   32.3%   48.9%   39.1%
  Life & Health ......................   21.3    24.7    41.8    30.4    25.7

----------
(1) Consists of selected mergers and acquisitions from DLJ's proprietary M&A database.
(2) Represents premium paid to the target's public stock price four weeks prior to announcement.


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                                                    DONALDSON, LUFKIN & JENRETTE

    [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL]

TOTAL VALUE OF TRANSACTIONS

                       Property & Casualty        Life & Health
                       -------------------        -------------
                              (Dollars in Billions)

            1994             $5.6                      $5.1
            1995             $6.7                      $7.5
            1996             $7.7                     $11.1
            1997 YTD         $7.1                      $4.0


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                                                    DONALDSON, LUFKIN & JENRETTE

    [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL]

NUMBER OF TRANSACTIONS

                       Property & Casualty        Life & Health
                       -------------------        -------------

            1994               18                       19
            1995               26                       27
            1996               30                       20
            1997 YTD           11                        6


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                                                    DONALDSON, LUFKIN & JENRETTE

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

    [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL]

AVERAGE TRANSACTION SIZE

                       Property & Casualty        Life & Health
                       -------------------        -------------
                              (Dollars in Millions)

            1994             $313                      $268
            1995             $257                      $279
            1996             $258                      $555
            1997 YTD         $650                      $767


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                                                    DONALDSON, LUFKIN & JENRETTE

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

PURCHASE PRICE/EARNINGS

                                [GRAPHIC OMITTED]

                              [PLOT POINTS TO COME]


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                                                    DONALDSON, LUFKIN & JENRETTE

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

PURCHASE PRICE/BOOK VALUE

                                [GRAPHIC OMITTED]

                              [PLOT POINTS TO COME]


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                                                    DONALDSON, LUFKIN & JENRETTE

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

    [THE FOLLOWING TABLE WAS DEPICTED AS A BAR CHART IN THE PRINTED MATERIAL]

PREMIUM PAID(1)

                       Property & Casualty        Life & Health
                       -------------------        -------------

            1994               33%                      21%
            1995               46%                      25%
            1996               32%                      42%
            1997 YTD           49%                      30%

----------
(1) Represents premium paid to the target's public stock price four weeks prior to announcement.


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                                                    DONALDSON, LUFKIN & JENRETTE

SELECTED MAJOR PROPERTY & CASUALTY TRANSACTIONS
(Dollars in millions)

                                                                       EQUITY PURCHASE PRICE/
                                                          EQUITY       ----------------------
                                                         PURCHASE      NET OP.       BOOK
ANNOUNCED      ACQUIROR               TARGET               PRICE       INCOME       VALUE(1)
---------  ----------------      -------------------     --------      ------       ---------
6/97       GE Capital Corp.      Colonial Penn Group       $950          NA            NA
6/97       GM Corp.              Integon Corp.              518          NM          2.88x
6/97       Zenith National       Riscorp, Inc.               35(1)       NA            NA
6/97       MMI Cos.              Unionamerica               197         9.1x         1.66
                                 Holdings Plc
6/97       SAFECO                American States          2,800        18.4          2.31
5/97       Fremont General       Industrial Indemnity       365          NA            NA
5/97       Exel Ltd.             GCR Holdings               645         7.7          1.51
3/97       PartnerRe Ltd.        SAFR                       950        12.0          1.27
3/97       Fireman's Fund        Crop Growers Corp.          82          NA          2.42
1/97       GE Capital Corp.      Coregis                    375          NA            NA
1/97       HCC Ins. Holdings     AVEMCO Corp.               230        29.7          3.92
--------------------------------------------------------------------------------------------
Average                                                    $650        15.4x         2.28x
--------------------------------------------------------------------------------------------

----------
(1)   Excludes impact of SFAS No. 115.
(1)   DLJ estimate.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

                                      -9-